Strategic Environmental & Energy Resources, Inc. 10-12b

Exhibit 4.1

FORM OF CONVERTIBLE SECURED PROMISSORY NOTE

US$225,000	February 14, 2012

FOR VALUE RECEIVED, Strategic Environmental & Energy Resources, Inc., a Nevada corporation with offices at 7801 Brighton Road, Commerce City, Colorado 80022 (“SEER”), and MV, LLC a Colorado limited liability company and wholly owned subsidiary of SEER with offices at 701 Pine Ridge Road, Suite 5, Golden, Colorado 80403 (“MV”, and together with SEER, the “Makers”), hereby promise, jointly and severally, to pay to the order of Advanced Technology Materials, Inc., a Delaware corporation with offices at 7 Commerce Drive, Danbury, Connecticut 06810 (the “Holder”), the principal sum of TWO HUNDRED TWENTY-FIVE THOUSAND AND 00/100 UNITED STATES DOLLARS (US$225,000), plus interest thereon as hereinafter provided, in immediately available funds.  The principal sum and interest thereon under this Convertible Secured Promissory Note (this “Note”) shall be payable as described below.  This Note is issued pursuant to that certain Loan Agreement dated as of February 14, 2012 by and among the Makers and the Holder (the “Loan Agreement”).

1.           Payment of Interest and Principal on Note.  The original principal amount of this Note is Two Hundred Twenty-Five Thousand Dollars (US$225,000), which amount shall accrue interest at a fixed rate equal to five percent (5.0%) per annum (“Interest Rate”).  This Note shall be convertible as set forth in Section 2 below.  If this Note is not converted pursuant to Section 2, principal in the amount of One Hundred Twelve Thousand Five Hundred Dollars (US$112,500) and any accrued interest thereon (the “Pay-Off Amount”) shall be due and payable ON DEMAND at the request of the Holder at any time on or after December 31, 2014.  Following and during the continuance of any Event of Default (as defined below), interest on the Pay-Off Amount shall accrue at a fixed rate of interest equal to three hundred (300) basis points above the Interest Rate.  Principal and interest payments shall be made to the Holder at the address set forth in the opening paragraph of this Note, or at such place as the Holder shall have notified the Makers in writing.  Notwithstanding anything to the contrary contained herein, in no event shall the amount payable by the Makers as interest or other charges on this Note exceed the highest lawful rate permissible under any law applicable hereto.  If any payment under this Note shall be specified to be made on a day which is not a business day, it shall be made on the next succeeding day which is a business day.  For purposes of this Note, a “business day” shall mean any day except Saturday, Sunday or other day on which banks are authorized to close in the State of Connecticut or the State of Colorado.

2.	Conversion.

(a)           At any time and upon the Holder’s option, all or a portion of the aggregate amount of principal and accrued interest outstanding under this Note (the “Converted Amount”) may be voluntarily converted (a “Voluntary Conversion”) into that number of fully paid and non-assessable shares of common stock of SEER determined by dividing the Converted Amount by $0.50 per share of common stock.

(b)           Upon conversion, the Holder shall surrender this Note at the office of SEER or of its transfer agent.  Thereupon, SEER or its transfer agent shall issue and deliver to the Holder the number of shares of common stock of SEER into which the Converted Amount was convertible on the date on which such Voluntary Conversion occurred, including, as applicable, any replacement note in respect of any amount outstanding under this Note that is not subject to the Voluntary Conversion.  SEER shall not be obligated to issue the shares of its common stock issuable upon such Voluntary Conversion or, as applicable, any replacement note, unless this Note is either delivered to SEER or any such transfer agent or the Holder notifies SEER or any such transfer agent that this Note has been lost, stolen or destroyed and executes an agreement reasonably satisfactory to SEER to indemnify SEER from any loss incurred by it in connection therewith.

(c)           No fractional shares shall be issued.  In lieu of such fractional shares, SEER shall pay the cash value of such fraction.

3.           Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” under this Note: (a) the failure of the Makers to make any payment of principal or interest within three (3) business days after the same becomes due and payable hereunder; (b)(i) the filing of a petition by or against a Maker under any provision of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar law relating to bankruptcy, insolvency or other relief for debtors and such proceeding or case shall continue undismissed or unstayed and in effect for a period of at least sixty (60) consecutive days; (ii) the consent of a Maker to the appointment of a receiver, trustee, custodian or liquidator of or for all or any part of the assets or property of such Maker; or (iii) the making of a general assignment by a Maker for the benefit of its creditors; (c) the sale by a Maker of all or substantially all of its assets or an acquisition of a controlling interest in such Maker (through merger, sale of stock or otherwise) by any third party or parties (other than to the Holder); or (d) the breach by either Maker of any representation, warranty, covenant or agreement set forth in this Note, the Loan Agreement or the Security Agreement (as defined below).

4.           Security Interest.  THIS NOTE IS SECURED BY A SECURITY INTEREST IN THE COLLATERAL, AS DEFINED AND FURTHER DESCRIBED IN THAT CERTAIN SECURITY AGREEMENT DATED AS OF FEBRUARY 14, 2012 BY AND AMONG THE PARTIES HERETO (THE “SECURITY AGREEMENT”), WHICH SECURITY INTEREST IS AND SHALL REMAIN SENIOR TO ALL OTHER SECURITY INTERESTS OF THE MAKER IN RESPECT OF THE COLLATERAL (OTHER THAN PERMITTED LIENS, AS DEFINED IN THE SECURITY AGREEMENT).

5.           Rights and Remedies.  If an Event of Default shall have occurred and be continuing, the Holder may, at its option, declare the principal of and the accrued and unpaid interest on this Note to be immediately due and payable, and thereupon the same shall become so due and payable, without presentment, demand, protest or notice, all of which are hereby waived by the Makers.  No course of dealing or delay on the part of the Holder in exercising any right shall operate as a waiver thereof or otherwise prejudice the right of the Holder.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute, other agreement or instrument, or otherwise.  EACH MAKER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES RIGHTS TO NOTICE AND HEARING AS ALLOWED UNDER ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER MAY DESIRE TO USE.

6.           Costs and Expenses.  Upon the occurrence of any Event of Default, the Makers shall pay all reasonable out-of-pocket costs and expenses incurred by the Holder (including court costs and reasonable attorneys’ fees) in preserving, protecting, maintaining or enforcing the Holder’s rights and remedies hereunder, including all costs and expenses of collection.

7.           Prepayment.  This Note may be prepaid in whole by Debtors upon prior written notice to Holder (a “Notice of Prepayment”).  Upon Holder’s receipt of a Notice of Prepayment, Holder shall have ten (10) business days to exercise its right to Voluntary Conversion.  If Holder fails to exercise such right, Debtors may prepay all outstanding interest and principal under this Note without penalty.

8.           Cancellation.  Upon the payment and/or conversion of the entire principal amount of this Note and the payment and/or conversion of the accrued interest thereon in accordance with the terms herein, this Note shall be canceled.

9.           Miscellaneous.

(a)           Amendment and Waiver.  Except as otherwise expressly provided herein, neither this Note nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Makers and the Holder.

(b)           Successors and Assigns.  This Note shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein, and any successors to the Makers by way of merger or otherwise shall specifically agree to be bound by the terms hereof as a condition of such successor.

(c)           Electronic Signature.  For purposes of this Note, a document (or signature page thereto) signed and transmitted by facsimile machine or other electronic means is to be treated as an original document.  The signature of any party on any such document, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party, any facsimile or other electronic signature is to be re-executed in original form by the parties which executed the facsimile or other electronic signature.  No party may raise the use of a facsimile machine or other electronic means, or the fact that any signature was transmitted through the use of a facsimile machine or other electronic means, as a defense to the enforcement of this Note.

(d)           Notices.  All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or:  (i) personal delivery to the party to be notified; (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to each party as follows:

If to the Makers:

Strategic Environmental & Energy Resources, Inc.
7801 Brighton Road
Commerce City, CO 80022
Facsimile No: 303-295-6498
Attention: J John Combs III, President & CEO

MV, LLC
701 Pine Ridge Road, Suite 5
Golden, CO 80403
Facsimile No: 303-277-9724
Attention: John Jenkins

If to the Holder:

Advanced Technology Materials, Inc.
7 Commerce Drive
Danbury, CT 06810
203-797-2544
Attention:  Patrick Shima, Deputy Chief Legal Officer & Assistant Secretary

with a copy to:

Wiggin and Dana LLP
2 Stamford Plaza
281 Tresser Boulevard
Stamford, CT 06901
Facsimile No:  203-363-7676
Attention:  Mark Kaduboski, Esq.

(e)           Governing Law and Jurisdiction.  Except for Section 2 and all other provisions regarding Voluntary Conversion, which shall be governed by and construed in accordance with the laws of the State of Nevada (without regard to conflicts of law principles that would result in the application of any law other than the law of the State of Nevada), this Note shall be governed by and construed in accordance with the laws of the State of Colorado (without regard to conflicts of law principles that would result in the application of any law other than the law of the State of Colorado).  The parties agree to submit to the jurisdiction of the courts of the State of Connecticut in any proceeding involving this Note.

(f)           Headings or Captions.  The headings or captions of the various Sections of this Note are intended for convenient reference only and neither form a part hereof nor are to be relied upon to interpret or modify any of the provisions of this Note.

(g)           Severability.  In case any one or more of the provisions contained in this Note, should be determined to be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein, or therein, shall not be in any way affected or impaired thereby.

(h)           WAIVERS OF JURY TRIAL.  THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR UNDER ANY AGREEMENT, INSTRUMENT OR OTHER DOCUMENT CONTEMPLATED HEREBY OR RELATED HERETO AND IN ANY ACTION DIRECTLY OR INDIRECTLY RELATED TO OR CONNECTED WITH THE OBLIGATIONS UNDER THIS NOTE, OR ANY CONDUCT RELATING TO THE ADMINISTRATION OR ENFORCEMENT OF THE OBLIGATIONS OR ARISING FROM THE DEBTOR/CREDITOR RELATIONSHIP OF THE MAKERS AND THE HOLDER.  EACH MAKER ACKNOWLEDGES THAT THIS WAIVER MAY DEPRIVE IT OF AN IMPORTANT RIGHT AND THAT SUCH WAIVER HAS BEEN KNOWINGLY AND VOLUNTARILY MADE BY SUCH MAKER AFTER CONSULTATION WITH ITS LEGAL COUNSEL.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Note on the date first set forth above.

MAKERS:

STRATEGIC ENVIRONMENTAL & ENERGY RESOURCES, INC.

By:	/s/ John Combs
Name: John Combs
Title: CEO

MV, LLC

By:	/s/ John Jenkins
Name: John Jenkins
Title: President

AGREED & ACCEPTED:

HOLDER:

ADVANCED TECHNOLOGY MATERIALS, INC.

By:	/ s/ Douglas A Newgold
Name: Douglas A. Newgold
Title: Chairman, CEO